EXHIBIT 32.1

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Ventana Medical Systems, Inc., a Delaware corporation (the Company), on Form 10-Q for the quarter ending September 30, 2007, as filed with the Securities and Exchange Commission (the Report), Christopher M. Gleeson, President, Chief Executive Officer, and Director of the Company, and Lawrence L. Mehren, Senior Vice President, Chief Financial Officer and Secretary of the Company, do each hereby certify pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to their knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

October 23, 2007

/s/ CHRISTOPHER M. GLEESON
Christopher M. Gleeson President, Chief Executive Officer, and Director

October 23, 2007

/s/ LAWRENCE L. MEHREN
Lawrence L. Mehren Senior Vice President, Chief Financial Officer and Secretary